Exhibit a.11

                             Articles Supplementary

                             AETNA SERIES FUND, INC.

                             ARTICLES SUPPLEMENTARY

       AETNA SERIES FUND, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

       FIRST: The Board of Directors of the Corporation, at its April 12, 2000 meeting, adopted a resolution increasing the total number of shares of stock which the Corporation shall have authority to issue to fourteen billion, eight hundred million (14,800,000,000) shares of capital stock with a par value of $0.001 per share and with an aggregate par value of fourteen million, eight hundred thousand dollars ($14,800,000.00);

       SECOND: The Board of Directors, at its meeting held on April 12, 2000, by resolutions, did designate and classify two hundred million (200,000,000) shares of capital stock of the Corporation into the following new series ("Series"):

               Name of Series                   Name of Class of Series       Number of Shares Allocated
               --------------                   -----------------------       --------------------------

Aetna Principal Protection Fund IV                     Class A                       100,000,000
                                                       Class B                       100,000,000


       THIRD: The shares of Aetna Principal Protection Fund IV ("Series") and of each Class of such Series, including, but not limited to the shares of such Series designated and classified in paragraph Second of these Articles Supplementary, shall have the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, conversion rights, and terms and conditions of redemption as set forth in paragraphs SEVENTH and EIGHTH of, and elsewhere in, the Articles of Amendment and Restatement of the Corporation. In addition, the proceeds of the redemption of Class B shares of the Series (including fractional shares) may be reduced by the amount of any contingent deferred sales charge payable on such redemption pursuant to the terms of the issuance of such shares.

       FOURTH: The shares of the Series and of each Class of such Series shall be subject to all provisions of the Articles of Amendment and Restatement of the Corporation. In addition to the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, conversion rights and terms and conditions of redemption described therein, all shares of the Series will be subject to mandatory redemption by the Corporation on the Maturity Date of the Series which shall be September 6, 2005. On the Maturity Date, the Series shall have the obligation, subject to the conditions and limitations set forth in this Article FOURTH, to pay to each shareholder of the Series, in redemption of such shareholder's shares of the Series, the greater of (i) the net asset value per share of such shareholder's shares of the Series as of the Maturity Date or (ii) the Guarantee Per Share, the calculation of which is described in the Corporation's Registration Statement (as referred to below), multiplied by the number of shares of the Series held by such shareholder on the Maturity Date. Shares redeemed prior to the Maturity Date will receive the per share net asset value as of the date of redemption but shall not be entitled to the Guarantee Per Share. The obligation of the Series described in the second preceding sentence shall be payable solely from the assets of the Series, which include an insurance policy purchased and to be maintained by the Corporation on behalf of the Series and issued by MBIA


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Insurance Corporation ("MBIA"). The aforesaid insurance policy provides, among other things, that if on the Maturity Date the Series has insufficient assets (excluding the insurance policy and the proceeds therefrom) available to pay shareholders amounts upon redemption of their shares in accordance with the aforesaid obligation, MBIA will make payments to the Series under the insurance policy in an amount sufficient to permit the Series to fulfill the aforesaid obligation. Nothing herein shall entitle any shareholder of the Series or MBIA to any assets of the Corporation other than those of the Series, or impose any liability on the Corporation or its directors by reason of any breach or default by MBIA under the aforesaid insurance policy. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement on Form N-1A (File No. 33-41694) as filed with the United States Securities and Exchange Commission with respect to the Series.

       FIFTH: The shares of the Corporation authorized and classified pursuant to paragraphs FIRST and SECOND of these Articles Supplementary have been so authorized and classified by the Board of Directors under the authority contained in the charter of the Corporation. The total number of shares of capital stock that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law.

       SIXTH: Immediately prior to the effectiveness of these Articles Supplementary, the Corporation had the authority to issue fourteen billion, six hundred million (14,600,000,000) shares of capital stock with a par value of $0.001 per share and with an aggregate par value of fourteen million, six hundred thousand dollars ($14,600,000), of which the Board of Directors had designated and classified thirteen billion, six hundred million (13,600,000,000) shares as follows:

        Name of Series       Name of Class of Series        Number of Shares Allocated
        --------------       -----------------------        --------------------------

AETNA MONEY MARKET FUND              Class I                       1,000,000,000
                                     Class A                       1,000,000,000
                                     Class B                       1,000,000,000
                                     Class C                       1,000,000,000

AETNA BOND FUND                      Class I                         100,000,000
                                     Class A                         100,000,000
                                     Class B                         100,000,000
                                     Class C                         100,000,000

AETNA BALANCED FUND                  Class I                         100,000,000
                                     Class A                         100,000,000
                                     Class B                         100,000,000
                                     Class C                         100,000,000

AETNA GROWTH AND INCOME FUND         Class I                         100,000,000
                                     Class A                         100,000,000
                                     Class B                         100,000,000
                                     Class C                         100,000,000



AETNA INTERNATIONAL FUND             Class I                         200,000,000
                                     Class A                         200,000,000
                                     Class B                         200,000,000
                                     Class C                         200,000,000

AETNA GOVERNMENT FUND                Class I                         100,000,000
                                     Class A                         100,000,000
                                     Class B                         100,000,000
                                     Class C                         100,000,000

AETNA SMALL COMPANY FUND             Class I                         100,000,000
                                     Class A                         100,000,000
                                     Class B                         100,000,000
                                     Class C                         100,000,000

AETNA GROWTH FUND                    Class I                         100,000,000
                                     Class A                         100,000,000
                                     Class B                         100,000,000
                                     Class C                         100,000,000

AETNA ASCENT FUND                    Class I                         100,000,000
                                     Class A                         100,000,000
                                     Class B                         100,000,000
                                     Class C                         100,000,000

AETNA CROSSROADS FUND                Class I                         100,000,000
                                     Class A                         100,000,000
                                     Class B                         100,000,000
                                     Class C                         100,000,000

AETNA LEGACY FUND                    Class I                         100,000,000
                                     Class A                         100,000,000
                                     Class B                         100,000,000
                                     Class C                         100,000,000

AETNA INDEX PLUS LARGE CAP FUND      Class I                         100,000,000
                                     Class A                         100,000,000
                                     Class B                         100,000,000
                                     Class C                         100,000,000

AETNA INDEX PLUS BOND FUND           Class I                         100,000,000
                                     Class A                         100,000,000
                                     Class B                         100,000,000
                                     Class C                         100,000,000

AETNA INDEX PLUS MID CAP FUND        Class I                         100,000,000
                                     Class A                         100,000,000
                                     Class B                         100,000,000
                                     Class C                         100,000,000



AETNA MID CAP FUND                   Class I                         100,000,000
                                     Class A                         100,000,000
                                     Class B                         100,000,000
                                     Class C                         100,000,000

AETNA INDEX PLUS SMALL CAP FUND      Class I                         100,000,000
                                     Class A                         100,000,000
                                     Class B                         100,000,000
                                     Class C                         100,000,000

AETNA HIGH YIELD FUND                Class I                         100,000,000
                                     Class A                         100,000,000
                                     Class B                         100,000,000
                                     Class C                         100,000,000

AETNA REAL ESTATE SECURITIES FUND    Class I                         100,000,000
                                     Class A                         100,000,000
                                     Class B                         100,000,000
                                     Class C                         100,000,000

AETNA VALUE OPPORTUNITY FUND         Class I                         100,000,000
                                     Class A                         100,000,000
                                     Class B                         100,000,000
                                     Class C                         100,000,000

AETNA TECHNOLOGY FUND                Class I                         100,000,000
                                     Class A                         100,000,000
                                     Class B                         100,000,000
                                     Class C                         100,000,000

AETNA PRINCIPAL PROTECTION FUND I    Class A                         100,000,000
                                     Class B                         100,000,000

AETNA PRINCIPAL PROTECTION FUND II   Class A                         100,000,000
                                     Class B                         100,000,000

AETNA PRINCIPAL PROTECTION FUND III  Class A                         100,000,000
                                     Class B                         100,000,000

BROKERAGE CASH RESERVES                                            1,000,000,000

       SEVENTH: Immediately following the effectiveness of these Articles Supplementary, the Corporation will have authority to issue fourteen billion, eight hundred million (14,800,000,000) shares of capital stock with a par value of $0.001 per share and with an aggregate par value of fourteen million, eight hundred thousand dollars ($14,800,000) of which the Board of Directors has designated and classified thirteen billion, eight hundred million (13,800,000,000) shares as set forth in paragraphs SECOND and SIXTH of these Articles Supplementary and of which one billion (1,000,000,000) shares remain unclassified.


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       IN WITNESS WHEREOF, Aetna Series Fund, Inc. has caused these Articles
Supplementary to be signed in its name on its behalf by its authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury.

ATTEST:                                    AETNA SERIES FUND, INC.

/s/ Amy R. Doberman                        /s/ J. Scott Fox
------------------------------------       ------------------------------------
Amy R. Doberman                            J. Scott Fox
Secretary                                  President

Date:   4/19/00
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CORPORATE SEAL